Exhibit 24.1

POWER OF ATTORNEY
WHEREAS, BURLINGTON NORTHERN SANTA FE, LLC, a Delaware limited liability company (the “Company”), will file with the U.S. Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and
WHEREAS, the undersigned serve the Company in the capacity indicated;
NOW, THEREFORE, the undersigned hereby constitutes and appoints JULIE A. PIGGOTT or JUDY K. CARTER, the undersigned's attorney with full power to act for the undersigned in the undersigned's name, place and stead, to sign the undersigned's name in the capacity set forth below, to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2017, and to any and all amendments to such Annual Report on Form 10-K, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 23rd day of February, 2018.

/s/ Warren E. Buffett	/s/ Marc D. Hamburg
Warren E. Buffett, Manager	Marc D. Hamburg, Manager

/s/ Gregory E. Abel	/s/ Matthew K. Rose
Gregory E. Abel, Manager	Matthew K. Rose, Manager and Executive Chairman and Chief Executive Officer

/s/ Carl R. Ice	/s/ David L. Freeman
Carl R. Ice, Manager and President and Chief Operating Officer	David L. Freeman, Manager

/s/ Julie A. Piggott	/s/ Stevan B. Bobb
Julie A. Piggott, Manager and Executive Vice President and Chief Financial Officer	Stevan B. Bobb, Manager

/s/ Roger Nober
Roger Nober, Manager

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